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                                                                   Exhibit 10.39

                           CYTOKINETICS, INCORPORATED

                              CASH BONUS AGREEMENT

         This Cash Bonus Agreement (the "Agreement") is entered into effective as of SEPTEMBER 1, 2002(the "Effective Date"), by and between Cytokinetics, Incorporated, a Delaware corporation (the "Company"), and Robert I. Blum (the "Employee").

         1. Cash Bonus. The Company hereby agrees to pay Employee cash bonuses in the amount of: (i) $7,000, less applicable withholding taxes, on June 30, 2003, (ii) $7,000, less applicable withholding taxes, on June 30, 2004,
(iii) $27,000, less applicable withholding taxes, on June 30, 2005, (iv) $25,000 less applicable withholding taxes, on June 30, 2006, (v) $24,000, less applicable withholding taxes, on June 30, 2007 and (vi) $3,000, less applicable withholding taxes, on June 30, 2008 (collectively, the "Cash Bonus"), provided that Employee remains an employee in good standing of the Company, as determined in the Company's sole discretion, on each such date.

         2. No Right To Continued Employment. Nothing contained herein shall be construed to confer on Employee any right to continued employment with the Company. The Company or Employee may terminate the employment relationship of Employee with the Company for any reason or no reason, with or without cause, and after such termination Employee shall not have any right to receive any further payments of Cash Bonus remaining unpaid at such time.

         3. Taxes. Employee shall be responsible for all taxes related to the Cash Bonus.

         4. Integration; No Assignment. This Agreement represents the entire agreement and understanding between the parties as to the Cash Bonus, and supersedes all prior or contemporaneous agreements whether written or oral; provided, however, that this Agreement is meant to be in addition to any other compensation arrangements Employee may have with the Company. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by the parties hereto or their duly authorized representatives. Neither this Agreement nor any rights of Employee hereunder may be assigned or transferred by Employee.

         5. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the State of California.

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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                       CYTOKINETICS, INCORPORATED

                                       By: /s/ James Sabry
                                           -------------------------------------
                                       Title:
                                              ----------------------------------
                                       EMPLOYEE

                                                  /s/ Robert Blum
                                       -----------------------------------------
                                       Signature

                                                  Robert I. Blum
                                       -----------------------------------------
                                       Name

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